EXHIBIT 23.1

                        CONSENT OF PUBLIC ACCOUNTANTS

To Pennichuck Corporation:

      As independent pubic accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-2 and related Prospectus of Pennichuck Corporation.


                                       ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 3, 1998

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